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                                                                  Exhibit 10.24





                              WCI COMMUNITIES, INC.

                             STOCK OPTION AGREEMENT

                       1998 Stock Purchase and Option Plan
                   for Key Employees of WCI Communities, Inc.


         This Stock Option Agreement is entered into as of the 5th day of February 2004 (the "Option Date") by and between WCI Communities, Inc., a Delaware corporation (the "Company") and _________________ (the "Participant").

                                    RECITALS

         In consideration of the services performed and to be performed by Participant, the Company has determined that it is in the best interests of the Company to grant Participant options to purchase common stock of the Company (the "Shares") pursuant to the 1998 Stock Purchase and Option Plan for Key Employees of WCI Communities, Inc. (the "Plan"), which has been approved by the Company's shareholders. Capitalized terms used herein shall have the meaning ascribed to them in the Plan, a copy of which is available to Participant from the Company's Human Resources Department.

                         TERMS AND CONDITIONS OF OPTION

         1. Grant of Option. The Company hereby grants to Participant the right and option (the "Option") to purchase all or any part of an aggregate of ________________________ (_________) Shares (the "Option Shares") on the terms and conditions set forth herein. The Option granted herein are incentive stock options to the maximum extent permissible pursuant to ss.422 of the Internal Revenue Code.

         2. Purchase Price. The purchase price for the Option Shares shall be Twenty One Dollars and 86/100ths Dollars ($21.86) per Share, which is the fair market value of the Shares as of the Option Date.

         3. Term of Options. The term of the Option granted hereunder shall be for a period commencing on the Option Date and ending ten (10) years after the Option Date, subject to the earlier termination as
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provided in Sections 7 and 8. The Option may be exercised within the foregoing limitations at any time or from time to time after such Option vests as provided in Section 4, as to any part or all of the Shares covered thereby.

         4. Vesting of Option. The Option shall vest and become exercisable in the following amounts on the following dates:

            Vested Amount                              Date of Vesting
        50 percent of Option                           January 1, 2006
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        25 percent of Option                           January 1, 2007
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        25 percent of Option                           January 1, 2008
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         5. Method of Exercise. The Option shall be exercised by written notice directed to the Legal Department (Attention: General Counsel/Corporate Secretary), at the Company's principal place of business specifying the number of Option Shares being exercised. Upon receipt of payment as provided in Section 6, the Company shall deliver to Participant certificates evidencing the Option Shares purchased by Participant.

         6. Payment of Purchase Price. Participant shall pay for any Option Shares in cash.

         7. Nontransferability. This Option shall be transferable only by will or the laws of descent and distribution and shall be exercised during Participant's life only by Participant or a legal representative appointed for or by the Participant. Except as permitted by the preceding sentence, this Option, or any rights or privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempted transfer, assignment, pledge, hypothecation or other disposition of this Option, or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option, or any right or privilege conferred hereby, this Option and such rights or privileges, shall immediately become null and void.

         8. Termination of Option. Except as otherwise provided in this Stock Option Agreement, this Option shall terminate as determined below:
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                  (a) In the event that Participant dies while employed by the
         Company or in the event that Participant's employment terminates by reason of disability, the vested portion of the Option not previously exercised, to the extent vested, may be exercised by Participant or Participant's personal representative during the twelve (12) month period commencing upon the date of Participant's death or the effective date of Participant's termination of employment by reason of disability. Any portion of the Option not exercised prior to or during such twelve (12) month period shall terminate. For the purposes of this Stock Option Agreement, a Participant's employment shall be considered to have terminated by reason of disability upon determination that he is disabled under the Company's long term disability policy.

                  (b) In the event that Participant's employment is terminated for cause, any portion of the Option not exercised prior to the date of termination shall terminate immediately. For the purposes of this Stock Option Agreement, Participant's employment shall be deemed terminated for cause if his employment is terminated for any of the following:

                        (i) Participant's willful and continued failure to perform his duties with respect to the Company or its subsidiaries which continues beyond 10 days after a written demand for substantial performance is delivered to Participant by the Company;

                        (ii) Misconduct by Participant involving dishonesty or breach of trust in connection with Participant's employment;

                        (iii) Misconduct by Participant which would be a reasonable basis for an indictment of Participant for a felony or a misdemeanor involving moral turpitude; or

                        (iv) Misconduct by Participant that results in a demonstrable injury to the Company.

                  (c) Subject to the exception below, in the event that Participant's employment is terminated for any reason other than death, disability or cause, including a voluntary termination for
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         any reason by Participant, the vested portion of the Option not previously exercised may be exercised by Participant during the thirty
         (30) day period commencing upon the effective date of Participant's termination and any portion of the Option not exercised prior to or during such thirty (30) day period shall terminate. Notwithstanding the foregoing, following a "Change in Control" (as defined in the Plan),
         (i) upon the involuntary termination of Participant's employment for any reason other than death, disability or termination for cause during the one (1) year period commencing upon the occurrence of the Change in Control, or (ii) upon termination of employment by Participant for "Good Reason" (as defined in the Plan) during the one (1) year period commencing upon the occurrence of the Change in Control, the Option, to the extent not previously vested pursuant to the terms of this Stock Option Agreement, shall immediately vest in full and Participant shall have until the expiration of the term of the Option (as set forth in Section 3 of this Stock Option Agreement) to exercise the vested and unexercised portion of the Option. Any portion of the Option not exercised by the expiration of the term of the Option shall terminate.

         9. Transfers and Leaves of Absence. The transfer of a Participant's employment, without an intervening period of separation, among the Company and any subsidiary, shall not be deemed a termination of employment. A Participant who is granted a leave of absence, in writing, shall be deemed to have remained in the employ of the Company during such leave of absence.

         10. Adjustments. In the event of any change in the outstanding common stock of the Company by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, reorganization, recapitalization, merger, consolidation or similar event, the Company shall adjust proportionately the number of Shares covered by the Options and the purchase prices for the Option Shares and make such other revisions to outstanding Options as the Company deems to be equitably required.

         11. Change in Control. In the event of a Change in Control, the Company may, in its absolute discretion and without liability to any person, take such actions as it deems necessary or desirable
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including, without limitation, (a) acceleration of the exercisability of the
Option; (b) the payment of a cash amount in exchange for the cancellation of an Option; and (c) the requiring of the issuance of substitute benefits that will substantially preserve the value, rights and benefits of any affected Option; provided, however, that any Options that remain exercisable after such Change in Control, shall be exercisable only for the kind and amount of securities and other property, or the cash equivalent thereof (as determined by the Company in good faith) receivable as a result of such event by the holder of a number of Shares for which such Option could have been exercised immediately prior to such event.

         Notwithstanding the foregoing, after a "Change in Control" (as defined in the Plan), (i) upon the involuntary termination of Participant's employment for any reason other than death, disability or termination for cause during the one (1) year period commencing upon the occurrence of the Change in Control, or
(ii) upon termination of employment by Participant for "Good Reason" (as defined in the Plan), during the one (1) year period commencing upon the occurrence of the Change in Control, the Option, to the extent not previously vested pursuant to the terms of this Stock Option Agreement shall immediately vest in full and be exercisable in accordance with Section 8 (c) above.

         12. Amendment and Termination. This Stock Option Agreement may be modified by the Company in any manner which is consistent with the Plan, provided that no such amendment shall modify this Agreement in any manner adverse to Participant without Participant's written consent.

         13. Withholding Taxes. The Company's obligation to deliver Shares upon exercise of an Option is conditioned upon Participant's payment to the Company of such amount as may be requested by the Company for purposes of depositing any federal, state or local income or other taxes required by law to be withheld with respect to the exercise of such Option.

         14. Limitations and Conditions.

                  (a) Nothing contained herein shall affect the right of the Company to terminate any Participant's employment at any time for any reason.

                  (b) Participant shall not be, and shall not have any of
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the rights or privileges of, a stockholder of the Company in respect of any
Shares as to which Options are granted hereunder unless and until certificates representing any such Shares have been issued by the Company to Participant.

                  (c) The Options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.

                  (d) The Company shall have the power to interpret the Plan and this Stock Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Company shall be binding and conclusive on Participant and Participant's legal representatives. The Company may appoint a committee and delegate to such committee all powers and duties of the Company under the Plan and this Stock Option Agreement.

                  (e) Any notice to be given under the terms of this Stock Option Agreement to the Company shall be addressed to the Company in care of its General Counsel/Corporate Secretary, and any notice to be given to Participant shall be addressed to him at his address on the books of the Company. By a notice given pursuant to this Section, either party may designate a different address for notices to be given. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or sent by overnight delivery or facsimile.

                  (f) Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Stock Option Agreement.

                  (g) The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

                  (h) The laws of the State of Florida shall govern the interpretation, validity and performance of the terms of this Stock Option Agreement.
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         IN WITNESS WHEREOF, the Company has executed this Stock Option
Agreement and Participant has accepted this Stock Option Agreement, including all of the terms and conditions hereof, which constitute a contract between the Company and Participant, as of the day and year first above written.


                                        WCI COMMUNITIES, INC.

                                        By:_____________________________________

                                        Title:__________________________________
Accepted by Participant this

______ day of _________, 2004


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